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SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
November 27, 2002

MEDINEX SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-26337	82-0514605
(Commission File No.)	(IRS Employer ID)

804 North Lincoln #2
Post Falls, Idaho 83854
(Address of principal executive offices and Zip Code

(208) 773-4865
(Registrant's telephone number, including area code)

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ITEM 3. Bankruptcy or Receivership

(a) On November 27, 2002, Medinex Systems, Inc. (the "Company") filed a voluntary petition for relief under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the District of Idaho (the "Bankruptcy Court") (Case No. 02-21797)

The Company manages, and will continue to manage, its property and operate its business as a "debtor-in-possession" under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code.

(b) Not Applicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: November 27, 2002

MEDINEX SYSTEMS, INC.
BY: /s/ R. Scot Haug
R. Scot Haug, Chairman of the Board of Directors